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                                                                    Exhibit 23.2


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 22, 1999 included in Snyder Communications Inc.'s registration statement on Form S-4 (File No. 333-81749), and to all references to our Firm included in this registration statement.


                                /s/ ARTHUR ANDERSEN LLP

                                Arthur Andersen LLP

Washington, D.C.
July 7, 1999